Exhibit 99.1

COURT DENIES WYNNEFIELD’S MOTION FOR PRELIMINARY INJUNCTION

Annual Meeting to take place as scheduled on June 28, 2016

Vote the WHITE proxy card to support the Board's candidates for long-term value creation

HOUSTON, June 14, 2016 - Omega Protein Corporation (NYSE: OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today issued the following statement after a Nevada state court ruled against affiliates of Wynnefield Capital Management, LLC (“Wynnefield”):

“Today a Nevada state court judge justly refused to grant Wynnefield’s request to delay Omega’s annual meeting and refused to permit Wynnefield to gain access to the vast majority of the confidential stockholder information sought in its over-inclusive inspection demand. Omega intends to move forward with its motion to dismiss Wynnefield’s complaint, and will seek reimbursement of Omega’s attorneys’ fees to the fullest extent permitted by law.

“Importantly, the judge shared Omega’s concerns about unsolicited phone calls to unsuspecting Omega stockholders and ruled that Wynnefield was not entitled to the phone numbers of Omega stockholders. The court granted just a small fraction of Wynnefield’s overbroad inspection demand, requiring Omega only to provide any email and mailing addresses of Omega stockholders to the extent they are in Omega’s possession – which was only a portion of one of the nine categories of additional information Wynnefield demanded. ”

“Without a substantive plan for your company, Wynnefield continues to resort to desperate tactics like this frivolous lawsuit. Enough is enough. We call on all stockholders to send a strong message to Wynnefield by voting the Company’s WHITE proxy card.”

Safe Harbor Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements that involve a number of uncertainties. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events, and future events may differ materially from those stated in the forward-looking statements due to a variety of important factors, both positive and negative. Except as required by law, the Company expressly disclaims any intentions or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

Additional Information and Where to Find It

Omega Protein Corporation (the “Company”), its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from the Company's stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, filed with the SEC on May 23, 2016. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies may also be obtained at no charge at the Company’s website, by writing to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042, or by calling the Company’s proxy solicitor, D.F. King & Co., Inc., toll-free at (866) 521-4192.

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